Exhibit 99.1

Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Reporters May Contact:
Melissa Corey
Public Relations & Communications Manager
(770) 418-8231
mcorey@asburyauto.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES
2012 FIRST QUARTER FINANCIAL RESULTS

First quarter EPS from continuing operations of $0.57 per diluted share, up 68% over prior year period

Duluth, GA, April 26, 2012 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported income from continuing operations for the first quarter 2012 of $18.0 million, or $0.57 per diluted share, versus adjusted income from continuing operations in the first quarter 2011 of $11.4 million, or $0.34 per diluted share, a 68% increase per diluted share. Net income for the first quarter 2012 was $17.6 million, or $0.56 per diluted share, compared to $19.9 million, or $0.59 per diluted share in the prior year period. See attached reconciliation for reported adjustments.

First Quarter 2012 Highlights (compared to the prior year period):

•Total revenues increased 6% to $1.1 billion
•New vehicle retail revenues up 5%; gross profit up 16%
•Used vehicle retail revenues up 15%; gross profit up 7%
•Finance and insurance revenues up 21%
•Parts and service gross profit up 7%
•Total gross profit up 11% with increases from all business lines
•SG&A expense as a percent of gross profit improved 320 basis points to 74.6%

•	Reduced debt over $25 million during the quarter; first quarter leverage at 2.5x Total Debt/Adjusted EBITDA

“Asbury is pleased to announce the strongest first quarter results in our history,” said Craig T. Monaghan, Asbury's President and Chief Executive Officer. "Our first quarter performance was made possible by the solid operational and financial foundation we have put in place, and these results reflect continued progress towards our goal of becoming a best-in-class automotive retailer."
Asbury's Executive Vice President and Chief Operating Officer, Michael S. Kearney, added, “The teams in our stores produced all-time record first quarter operating profits during the first quarter. With our inventory position continuing to improve and new products entering the market, we look forward to building upon the momentum we are seeing in all areas of our stores, including new, used, parts and service, and finance and insurance.”
Mr. Monaghan concluded, “Over the last few years, we have reduced our leverage to a level with which we are comfortable while building out our technology infrastructure. We are now well positioned to grow shareholder value by investing in our business, pursuing acquisitions, and returning capital to our shareholders through share repurchases.”

Asbury will host a conference call to discuss its first quarter results this morning at 11:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com or by calling (800) 533-7619 (domestic), or (785) 830-1923 (international); passcode - 8984933. Callers should dial in approximately 5 to 10 minutes before the call begins.

About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 79 retail auto stores, encompassing 99 franchises for the sale and servicing of 30 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its restructuring program and other initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, acts of

God or other incidents outside of Asbury's control which may adversely impact supply from vehicle manufacturers and/or present retail sales challenges, risks associated with Asbury's indebtedness (including available borrowing capacity, compliance with its financial covenants and ability to refinance or repay such indebtedness, particularly upcoming maturities, on favorable terms), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
This press release and the attached financial tables contain certain non-GAAP financial measures as defined under SEC rules, such as EBITDA, Adjusted EBITDA and Adjusted Leverage Ratio, which exclude certain items disclosed in the attached financial tables. As required by SEC rules, the Company provides reconciliations of these measures to the most directly comparable GAAP measures.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2012	2011
REVENUES:
New vehicle	$589.7	$564.3
Used vehicle	325.7	296.6
Parts and service	145.1	141.6
Finance and insurance, net	39.0	32.1
Total revenues	1,099.5	1,034.6
COST OF SALES:
New vehicle	550.4	530.5
Used vehicle	297.2	269.6
Parts and service	62.4	64.1
Total cost of sales	910.0	864.2
GROSS PROFIT	189.5	170.4
OPERATING EXPENSES:
Selling, general and administrative	141.4	132.6
Depreciation and amortization	5.7	5.3
Other operating (income) expense, net	(0.4)	10.5
Income from operations	42.8	22.0
OTHER EXPENSE:
Floor plan interest expense	(2.7)	(2.7)
Other interest expense, net	(9.3)	(10.4)
Swap interest expense	(1.3)	(1.4)
Convertible debt discount amortization	(0.1)	(0.2)
Total other expense, net	(13.4)	(14.7)
Income before income taxes	29.4	7.3
INCOME TAX EXPENSE	11.4	2.8
INCOME FROM CONTINUING OPERATIONS	18.0	4.5
DISCONTINUED OPERATIONS, net of tax	(0.4)	15.4
NET INCOME	$17.6	$19.9
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$0.58	$0.14
Discontinued operations	(0.01)	0.47
Net income	$0.57	$0.61
Diluted—
Continuing operations	$0.57	$0.13
Discontinued operations	(0.01)	0.46
Net income	$0.56	$0.59
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	31.1	32.4
Stock options	0.3	0.7
Restricted stock	0.2	0.2
Performance share units	0.1	0.3
Diluted	31.7	33.6

New Vehicle-

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2012	2011
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue
Luxury	$201.9	$204.7	$(2.8)	(1)%
Mid-line import	300.6	283.0	17.6	6%
Mid-line domestic	87.2	76.6	10.6	14%
New vehicle revenue, as reported	$589.7	$564.3	$25.4	5%
Gross profit:
New vehicle gross profit
Luxury	$15.5	$14.2	$1.3	9%
Mid-line import	17.8	14.4	3.4	24%
Mid-line domestic	6.0	5.2	0.8	15%
New vehicle gross profit, as reported	$39.3	$33.8	$5.5	16%

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2012	2011
New vehicle units:
New vehicle retail units
Luxury	4,139	4,159	(20)	—%
Mid-line import	11,424	11,235	189	2%
Mid-line domestic	2,343	2,143	200	9%
Total new vehicle retail units	17,906	17,537	369	2%
Fleet vehicles	580	707	(127)	(18)%
New vehicle units—actual	18,486	18,244	242	1%

New Vehicle Metrics-

	For the Three Months Ended March 31,		Increase	% Change
	2012	2011
Revenue per new vehicle sold	$31,900	$30,931	$969	3%
Gross profit per new vehicle sold	$2,126	$1,853	$273	15%
New vehicle gross margin	6.7%	6.0%	0.7%	12%

Used Vehicle-

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2012	2011
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues	$281.3	$244.8	$36.5	15%
Used vehicle wholesale revenues	44.4	51.8	(7.4)	(14)%
Used vehicle revenue, as reported	$325.7	$296.6	$29.1	10%
Gross profit:
Used vehicle retail gross profit	$27.9	$26.0	$1.9	7%
Used vehicle wholesale gross profit	0.6	1.0	(0.4)	(40)%
Used vehicle gross profit, as reported	$28.5	$27.0	$1.5	6%
Used vehicle retail units:
Used vehicle retail units	15,224	13,321	1,903	14%

Used Vehicle Metrics-

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2012	2011
Revenue per used vehicle retailed	$18,477	$18,377	$100	1%
Gross profit per used vehicle retailed	$1,833	$1,952	$(119)	(6)%
Used vehicle retail gross margin	9.9%	10.6%	(0.7)%	(7)%

Parts and Service-

	For the Three Months Ended March 31,		Increase (Decrease)	% Change
	2012	2011
	(Dollars in millions)
Revenue:
Parts and service revenue	$145.1	$141.6	$3.5	2%
Gross profit:
Parts and service gross profit
Customer pay	$50.7	$47.0	$3.7	8%
Reconditioning and preparation	16.6	13.0	3.6	28%
Warranty	10.3	12.6	(2.3)	(18)%
Wholesale parts	5.1	4.9	0.2	4%
Total parts and service gross profit	$82.7	$77.5	$5.2	7%
Parts and service gross margin	57.0%	54.7%	2.3%	4%

Finance and Insurance, net-

	For the Three Months Ended March 31,		Increase	% Change
	2012	2011
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net	$39.0	$32.1	$6.9	21%
Finance and insurance, net per vehicle sold	$1,157	$1,017	$140	14%

	For the Three Months Ended March 31,
	2012	2011
REVENUE MIX PERCENTAGES:
New vehicles	53.6%	54.5%
Used retail vehicles	25.7%	23.7%
Used vehicle wholesale	4.0%	5.0%
Parts and service	13.2%	13.7%
Finance and insurance, net	3.5%	3.1%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	20.7%	19.8%
Used retail vehicles	14.8%	15.3%
Used vehicle wholesale	0.3%	0.6%
Parts and service	43.6%	45.5%
Finance and insurance, net	20.6%	18.8%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	74.6%	77.8%

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures
(In millions)
(Unaudited)

	March 31, 2012	December 31, 2011	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$4.3	$11.4	$(7.1)	(62)%
New vehicle inventory	451.2	400.0	51.2	13%
Used vehicle inventory	95.5	82.0	13.5	16%
Parts inventory	37.2	37.5	(0.3)	(1)%
Total current assets	852.1	792.5	59.6	8%
Floor plan notes payable	486.1	434.0	52.1	12%
Total current liabilities	702.5	636.3	66.2	10%

CAPITALIZATION:
Long-term debt (including current portion)	$432.9	$458.6	$(25.7)	(6)%
Shareholders' equity	348.0	326.6	21.4	7%
Total	$780.9	$785.2	$(4.3)	(1)%
Brand Mix - New Vehicle Revenue by Brand-

	For the Three Months Ended March 31,
	2012	2011
Luxury
BMW	8%	8%
Mercedes-Benz	7%	7%
Lexus	6%	6%
Acura	4%	4%
Infiniti	4%	5%
Other luxury	5%	6%
Total luxury	34%	36%
Mid-Line Imports:
Honda	22%	21%
Nissan	13%	13%
Toyota	11%	12%
Other imports	5%	4%
Total imports	51%	50%
Mid-Line Domestic:
Ford	8%	7%
Chevrolet	2%	3%
Other domestics	5%	4%
Total domestic	15%	14%
Total New Vehicle Revenue	100%	100%

Japanese Manufacturer New Vehicle Inventory (Dollars in millions) -

	As of March 31, 2011	As of June 30, 2011	As of September 30, 2011	As of December 31, 2011	As of March 31, 2012
Honda	$79	$36	$30	$35	$63
Nissan	67	63	65	81	83
Toyota	49	28	22	35	35
Infiniti	26	18	17	26	35
Lexus	16	8	11	11	16
Acura	17	12	8	13	25
Total	$254	$165	$153	$201	$257

Selling, General and Administrative Expense (“SG&A”)-

	For the Three Months Ended March 31,				Increase (Decrease)	% of Gross Profit Increase (Decrease)
	2012	% of Gross Profit	2011	% of Gross Profit
	(Dollars in millions)
SG&A, excluding rent expense	$132.5	69.9%	$123.4	72.4%	$9.1	(2.5)%
Rent expense	8.9	4.7%	9.2	5.4%	(0.3)	(0.7)%
SG&A-total	$141.4	74.6%	$132.6	77.8%	$8.8	(3.2)%
Gross profit	$189.5		$170.4

ASBURY AUTOMOTIVE GROUP INC.
Supplemental Disclosures
(Unaudited)

We currently use the alternate measurement Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) when measuring our profitability.  We also use the alternate measurement “Adjusted EBITDA,” which considers items that are not core operating items, when using the alternate measurement “Adjusted Leverage Ratio,” as calculated below.  EBITDA, Adjusted EBITDA and Adjusted Leverage Ratio are not defined by Generally Accepted Accounting Principles (“GAAP”), and contain material limitations.  In order to compensate for these limitations, we also review the related GAAP measures. In addition, these non-GAAP measures are not defined by GAAP and our definition of each measure may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. These non-GAAP measures should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

	For the Twelve Months Ended
	March 31, 2012	December 31, 2011
	(Dollars in millions)
Adjusted leverage ratio:
Book value of long-term debt (including current portion)	$432.9	$458.6

Calculation of adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"):
Income from continuing operations	$61.4	$47.8

Add:
Depreciation and amortization	23.1	22.6
Income tax expense	38.1	29.6
Convertible debt discount amortization	0.7	0.8
Swap and other interest expense	43.8	45.0
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	167.1	145.8

Non-core items - expense:
Loss on extinguishment of long-term debt	0.8	0.8
Real estate related losses	1.9	1.9
Executive separation cost	4.3	6.6
Litigation related expense	—	9.0
Total non-core items	7.0	18.3

Adjusted EBITDA	$174.1	$164.1

Adjusted leverage ratio	2.5	2.8

Our income from continuing operations during 2011 was impacted by several items shown below (collectively referred to as “Non-Core Items”). We believe that an alternative comparison of our income from continuing operations (“Adjusted Income From Continuing Operations”), which is not defined GAAP, can be made by adjusting for items that are not core operating items and should be considered when forecasting our future results. These Non-Core Items are excluded by management when comparing actual results to forecasted results and are generally not included in external financial estimates of our business.
The non-GAAP measure Adjusted Income From Continuing Operations contains material limitations. Although we believe that litigation related expense and executive separation costs are infrequent, we cannot assure you that we will not recognize them in the future. Our adjusted income from continuing operations may not be comparable with adjusted income from continuing operations of other companies to the extent that other companies recognize similar items in adjusted income from continuing operations and do not provide disclosure of the amounts. In order to compensate for these limitations, we also review the related GAAP measures. In addition, these non-GAAP measures are not defined by GAAP and our definition of each measure may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. These non-GAAP measures should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP.
The non-core operating items shown in the table below are (i) legal claims related to operations from 2000 to 2006 and (ii) expenses related to executive separation benefits.

	For the Three Months Ended March 31,
	2012	2011
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$17.6	$19.9
Discontinued operations, net of tax	0.4	(15.4)
Income from continuing operations	18.0	4.5

Non-core items - expense (income):
Litigation related expense	—	9.0
Executive separation cost	—	2.3
Tax benefit on non-core items above	—	(4.4)
Total non-core items	—	6.9
Adjusted income from continuing operations	$18.0	$11.4

Adjusted earnings per common share - diluted:
Net income	$0.56	$0.59
Discontinued operations, net of tax	0.01	(0.46)
Income from continuing operations	0.57	0.13

Total non-core items	—	0.21
Adjusted income from continuing operations	$0.57	$0.34

Weighted average common shares outstanding - diluted	31.7	33.6